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PROSPECTUS SUPPLEMENT
---------------------
(To Prospectus dated January 10, 1997 as supplemented on February
6, 1997, February 28, 1997,
 March 24, 1997, April 16, 1997, May 7, 1997, May 19, 1997, May
27, 1997, June 2, 1997, June 10, 1997,
and June 18, 1997)



                    Tele-Communications, Inc.
    Tele-Communications, Inc. Series A TCI Group Common Stock
                        ($1.00 Par Value)
                        -----------------

      Knight-Ridder Cablevision, Inc. (the "Selling Stockholder") sold shares of Tele-Communications, Inc. Series A TCI Group
Common Stock ("TCOMA") on the dates, in the amounts and at the prices set forth below:

     From  June  16,  1997, through June 25,  1997,  the  Selling
     Stockholder sold 2,373,117 shares of TCOMA at prices ranging from $16.1250 per share to $17.0000 per share.

      All  2,373,117  shares of TCOMA were sold  by  the  Selling
Stockholder  to Goldman, Sachs & Co. ("Goldman"),  as  principal.
No commission or other compensation was paid to Goldman in connection with such sales.

     Immediately following the sales described above, the Selling
Stockholder  owned  7,284,496  shares  of  TCOMA,  which   shares
represent approximately 1.21% of the shares of TCOMA outstanding as of April 30, 1997.

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

             ______________________________________

    The date of this Prospectus Supplement is June 27, 1997.